UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
Of the Securities Exchange Act of 1934

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EN POINTE TECHNOLOGIES, INC.
(Name of Registrant as Specified In Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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From Form 8-K filed April 14, 2008:

On April 10, 2009, the  “go-shop” period ended as was provided by the Agreement and Plan of Merger (the “merger agreement”) dated March 11, 2009, among En Pointe Technologies, Inc. (the "Company"), Din Global Corp., a Delaware corporation (“Holding Co.”), and ENP Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Holding Co.(“Acquisition Co.”).  Holding Co. is presently owned by the Company’s Chief Executive Officer, Attiazaz “Bob” Din, and, prior to the proposed merger transaction, is anticipated to be owned directly or indirectly (and beneficially) by Mr. Din, Naureen Din (Mr. Din’s wife and also a member of the Company’s Board of Directors), and members of Mr. and Mrs. Din’s family.   During the go-shop period, the Company was permitted under terms of the merger agreement to initiate, solicit, encourage and enter into and maintain discussions or negotiations regarding competing takeover proposals. The Company was assisted in this process by FMV Capital Markets, Inc. (“FMV”), an investment banking firm with experience in mergers and acquisitions in the technology industry and an affiliate of FMV Opinions, Inc., the independent financial advisor to the special committee of the Company’s Board of Directors.

 During the go-shop period, FMV contacted thirty-two (32) potential transaction partners, none of which expressed interest in pursuing a transaction likely to lead to a takeover proposal as an alternative to the transaction contemplated by the merger agreement. As a result, no party has qualified as an excluded party under the terms of the merger agreement, and the merger agreement now restricts the Company’s ability to, among other things, solicit or engage in negotiations regarding competing takeover proposals.

In light of the conclusion of the go-shop period and the absence of any excluded party, the Company intends to continue working with Holding Co. and Acquisition Co. to complete the proposed merger transaction in a timely manner, subject to satisfaction of the conditions set forth in the merger agreement.

Where to Find Additional Information about the Merger

In connection with the proposed merger transaction, the Company filed a preliminary proxy statement with the Securities and Exchange Commission (the “Commission”) on March 27, 2009.  The definitive proxy statement (when available) will be mailed to the Company’s stockholders.  INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, HOLDING CO., ACQUISITION CO. AND THE PROPOSED MERGER.  The preliminary and definitive proxy statements and other relevant materials (when they become available), and any other documents filed by the Company with the Commission, may be obtained free of charge at the Commission’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed by the Company with the Commission by contacting Investor Relations at ir@enpointe.com, via telephone at (310) 337-5212 or via the Company’s website at www.enpointe.com, or by contacting the Company’s proxy solicitor, The Altman Group, Inc., toll-free at 1 (800) 217-0538.

The Company, its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in favor of the proposed merger.  Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of stockholders generally, is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the Commission, and will be set forth in the definitive proxy statement relating to the merger when it becomes available.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements.  In addition, from time to time, the Company, or its representatives, have made or may make forward-looking statements, orally or in writing.  These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology.  In particular, forward-looking statements include, without limitation, statements related to the expected closing date of the merger and any other effect, result or aspect of the transaction.  The Company has based these forward-looking statements on current expectations, assumptions, estimates and projections.  While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control.  These risks include the risk that the transaction may not be completed, the failure of either party to meet the closing conditions set forth in the merger agreement or that the closing of the transaction may be delayed due to failure to obtain required approvals, or the proposed transaction may disrupt the Company’s current plans and operations.  These and other important factors, including those discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008, may cause the actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.  The Company does not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments.